UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021 (February 8, 2021)

ABVC BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-91436	26-0014658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44370 Old Warm Springs Blvd. Fremont, CA	94538
(Address of principal executive offices)	(Zip Code)

(510) 668-0881

(Registrant’s telephone number including area code)

AMERICAN BRIVISION (HOLDING) CORPORATION

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation

This is an amendment to the Current Report on Form 8-K that ABVC BioPharma, Inc. (the “Company”) filed on February 11, 2021 (“Form 8-K”) regarding the results of its 2020 annual meeting of shareholders (the “Annual Meeting”).

As disclosed in the Form 8-K, the Company’s shareholders approved an amendment to the Company’s Articles of Incorporation to change the Company’s corporate name to “ABVC BioPharma, Inc.” and approved and adopted the Certificate of Amendment to affect same. Nevada’s Secretary of State approved the name change on March 8, 2021 and FINRA processed our request to change our name on April 30, 2021, which will be effective as of May 3, 2021. We are filing this amendment of the Form 8-K to disclose same.

The Company’s new CUSIP number is 0091F106. The Company’s stock symbol remains ABVC.

As a reminder, your stock certificates will remain valid and stockholders are not required to submit their stock certificates for exchange as a result of the name change. New stock certificates issued by the Company will be printed with the Company’s new name, ABVC BioPharma, Inc.; existing stock certificates will remain valid.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABVC BioPharma, Inc.

May 3, 2021	By:	/s/ Andy An
Andy An
Chief Financial Officer